Exhibit 10.5

AERIE PHARMACEUTICALS, INC.

2005 STOCK OPTION PLAN

1.	Purpose. The Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (the “Plan”) is established to create an additional incentive to promote the financial success and progress of Aerie Pharmaceuticals, Inc., a Delaware corporation, and any successor corporations or any present or future parent and/or subsidiary corporations of such corporation (collectively, the “Company”). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein or in any option agreement under the Plan to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, other than power to terminate or amend the Plan as provided in Paragraph 11 hereof, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any award granted under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option (as defined below). To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Options to employees and to exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the terms of the Options to be granted by such executive officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

3.	Eligibility. The Board may grant options (each an “Option”) to purchase shares of the authorized but unissued common stock of the Company (the “Stock”), which Options may be either incentive stock options as defined in Section 422 of the Code (an “Incentive Stock Option”) or nonqualified stock options. The Board, in its sole discretion, shall determine to whom Options are granted (each an “Optionee”). An Option that the Board intends to be an Incentive Stock Option shall only be granted to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to an Optionee if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.

4.	Shares Subject to Option. Subject to adjustment as provided in Paragraph 9 below, the maximum number of shares of Stock which may be issued pursuant to Options granted under the Plan shall be Two Million Eight Hundred Thousand (2,800,000) shares. If any outstanding Option for any reason expires or is terminated or cancelled, the shares of Stock allocable to the unexercised portion of such Option, may again be subject to an Option. It is intended that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended (“Rule 701”), to the extent applicable, and that the Plan shall otherwise be administered in compliance with the requirements of Rule 701. To ensure such compliance, the Company shall maintain a record of shares subject to outstanding Options under the Plan and the exercise price of the Options, plus a record of all shares of Stock issued upon the exercise of the Options and the exercise price of the Options.

5.	Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of (i) the date the Plan is adopted by the Board or (ii) the date the Plan is duly approved by the stockholders of the Company.

6.	Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option the number of shares of Stock into which the Option is exercisable, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option. Each Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Stock on the date of grant and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who on the date of the grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall be not less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date of grant. For purposes of this Plan, “fair market value” means the value assigned to the Stock by the Board for any date of grant, as determined pursuant to a reasonable method established by the Board that is consistent with the requirements of Sections 422 and 424 of the Code and the regulations thereunder (which method may be changed from time to time). Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if, in the case of an Incentive Stock Option, such Option is granted pursuant to an assumption or substitution for another option in accordance with the provisions of Section 424(a) of the Code. The foregoing shall not require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

(b)	Exercise Period of Options. The Board shall have the power to set the times on or within which an Option shall be exercisable or the events upon which an Option shall be exercisable and the term of an Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date of grant, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date of grant, (iii) no Option shall be exercisable after the date the Optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board, unless cause is defined in an employment agreement between the Optionee and the Company in which case such definition shall be used); and (iv) each Incentive Stock Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Company, unless the Optionee’s employment with the Company was terminated as a result of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Incentive Stock Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee’s employment terminated. For this purpose, an Optionee’s employment shall be deemed to have terminated as a result of death if the Optionee dies within three (3) months following the Optionee’s termination of employment. Notwithstanding anything to contrary in this Plan, in the event that an Optionee has entered into a confidentiality, nondisclosure, invention and/or non-competition agreement with the Company and the Optionee is determined, in the reasonable judgment of the Company’s Board of Directors, to have materially breached such agreement, the Optionee shall forfeit any shares acquired pursuant to the Option and 100% of the Option granted pursuant to such Optionee’s option agreement with the Company, whether or not exercisable.

(c)	Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check, cash equivalent or in any other manner as may be permitted by the Board in its sole discretion.

(d)	$100,000 Limitation. The aggregate fair market value, determined as of the date of grant of the shares of the Stock with respect to which an Incentive Stock Option (determined without regard to this subparagraph) is first exercisable during any calendar year (under this Plan or under any other plan of the Company) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a nonqualified stock option to the extent of such excess.

7.	Forms of Stock Option Agreements. All Options shall be evidenced by a written agreement substantially in the form of the incentive stock option agreement attached hereto as Exhibit A or the nonqualified stock option agreement attached hereto as Exhibit B, as applicable, both of which are incorporated herein by reference (the “Form Option Agreements”) or such other form or forms as may be approved by the Board consistent with the terms of this Plan. The Board shall have the authority from time to time to vary the terms of the Form Option Agreements either in connection with the grant of an Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.

8.

Transfer of Control Upon a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or stock of the Company are sold, leased, transferred or otherwise disposed of (other than a mere reincorporation transaction or one in which the holders of voting capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the surviving corporation based upon their voting capital stock in the Company prior to such merger or consideration) (a “Transfer of Control”), then each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). In the event that the successor corporation in a merger or Transfer of Control refuses to assume or substitute for the Option, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the stock subject to such Option, including shares of stock as to which it would not otherwise be vested or exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the Transfer of Control, the Option confers the right to purchase or receive, for each share of stock subject to the Option immediately prior to the Transfer of Control, the consideration (whether stock, cash, or other securities or property) received in the Transfer of Control by holders of common stock of the Company for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transfer of Control is not solely capital stock of the successor corporation (or parent thereof), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share subject to the Option, to be solely capital stock of the successor corporation (or parent thereof) equal in fair market value to the per share consideration received by holders of common stock of the Company in the Transfer of Control. Upon the occurrence of a Transfer of Control, each outstanding Option, to the extent not exercised prior to or concurrently with the Transfer of Control, shall terminate as of the effective time of the Transfer of Control, unless such Option is assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof). Unless the Board expressly provides otherwise, the exercise of any Option that was permissible solely by reason of this paragraph shall be conditioned upon the consummation of the Transfer of Control. Notwithstanding the foregoing, the Board shall have the ability to alter the provisions set forth in this Section 8 with respect to Options issued to a particular Optionee or Optionees, which such changes shall be reflected in each respective Option Agreement.

Notwithstanding the foregoing, if the successor corporation (or a parent or subsidiary of the successor corporation): (A) does not offer employment to the Optionee on terms comparable to his or her then existing terms of employment with the Company; or (B) terminates the Optionee’s employment without Cause (as defined below) within one-year after the Transfer of Control, then that unexercisable portion of an outstanding Option that would become exercisable during the next twelve (12) months following the occurrence of either of the events set forth in clauses (A) or (B) above, shall become immediately exercisable. The determination of option comparability under clause (A) above shall be made by the Board, and its determination shall be final, binding and conclusive.

For the purpose hereof, “Cause” shall have the following meaning (unless otherwise defined in a written agreement between Optionee and the Company):

(i) Any material breach of the terms of any agreement with the successor corporation (or a parent or subsidiary of the successor corporation) by Optionee, or Optionee’s failure to diligently and properly perform Optionee’s duties for the Company; or

(ii) Any material failure by Optionee to comply with the reasonable policies and/or directives of the Board of Directors of the successor corporation (or a parent or subsidiary of the successor corporation); or

(iii) Any action by the Optionee that is illegal or not in good faith which is materially detrimental to the interest and well-being of successor corporation (or a parent or subsidiary of the successor corporation); or

(iv) Any failure by Optionee to fully disclose any conflict of interest Optionee may have with the successor corporation (or a parent or subsidiary of the successor corporation) in a transaction between the successor corporation (or a parent or subsidiary of the successor corporation) and any third party which is materially detrimental to the interest and well-being of the successor corporation (or a parent or subsidiary of the successor corporation); or

(v) Any adverse act or omission by Optionee which would be required to be disclosed pursuant to public securities laws or which would limit the ability of the successor corporation (or a parent or subsidiary of the successor corporation) or any entity affiliated with the successor corporation (or a parent or subsidiary of the successor corporation) to sell securities under any Federal or state law or which would disqualify the successor corporation or any affiliated entity from any exemption otherwise available to it, all of which are materially detrimental to the interest and well-being of the successor corporation (or a parent or subsidiary of the successor corporation).

9.	Effect of Change in Stock Subject to Plan. The Board shall make appropriate adjustments in the number and class of shares of the Stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company.

10.	Options Non-Transferable. Except as otherwise provided in a stock option agreement, no Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option shall be exercisable only by such Optionee.

11.	Termination or Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time. The Board may amend, modify or terminate any outstanding Option; provided, however, that no amendment authorized hereby may materially adversely affect the rights of any Optionee under any then outstanding Option, as determined in the discretion of the Board, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option. The Board shall be entitled to create, amend or delete appendices to this Plan as specified herein.

12.	Withholding. Each Optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options to such Optionee no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an award, when the Stock is registered under the Exchange Act Optionees may satisfy such tax obligations in whole or in part by delivery of shares of Stock, including shares retained from the Option creating the tax obligation, valued at their fair market value as determined by, or in a manner approved by, the Board in good faith; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to an Optionee.

13.	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Optionee has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

14.	Bylaws. All Shares issued pursuant to the Plan shall be subject to the provisions of the Company’s Bylaws, including without limitation restrictions on transfer and rights of first refusal.

15.	Legends. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing shares of stock subject to the provisions of the Plan. Optionees shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to Options granted under the Plan in the possession of such Optionees in order to effectuate the provisions of this Paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, as applicable, the following:

(a)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS.

(b)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN THE CORPORATION’S BYLAWS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

(c)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO “LOCK UP” SET FORTH IN THE CORPORATION’S STOCK PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

(d)

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE THE REGISTERED HOLDER SHALL

HOLD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) FOR A PERIOD OF ONE YEAR FROM THE DATE OF EXERCISE OF THE OPTION OR TWO YEARS FROM THE DATE OF GRANT OF THE OPTION.

16.	Initial Public Offering. In the event of an initial public offering of capital stock made by the Company under the Securities Act of 1933, as amended, Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of capital stock of the Company or any rights to acquire capital stock of the Company for such period of time as may be established by the underwriter for such initial public offering.

17.	Miscellaneous

(a)	Nothing in this Plan or any Option granted hereunder shall confer upon any Optionee any right to continue in the employ of the Company, or to serve as a director, consultant or advisor thereof, or interfere in any way with the right of the Company to terminate such Optionee’s employment or engagement at any time. Unless specifically provided otherwise, no grant of an Option shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees unless the Company shall determine otherwise. No Optionee shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company.

(b)	The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

(c)	The terms of the Plan shall be binding upon the Company, and its successors and assigns.

(d)	This Plan and all awards taken hereunder shall be governed by the laws of the State of North Carolina, without regard to the conflicts of laws of North Carolina.

(e)	If any provision of this Plan or an option agreement granted pursuant to the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any option agreement under any law deemed applicable by the Board, such provision shall, subject to the withholding provisions set forth herein, be construed or deemed amended to conform to such applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such option agreement, it shall be stricken and the remainder of the Plan or the option agreement shall remain in full force and effect.

(f)	The Board may incorporate additional or alternative provisions for this Plan with respect to residents of one or more individual states to the extent necessary or desirable under applicable state securities laws. Such provisions shall be set out in one or more appendices hereto which may be amended or deleted by the Board from time to time. Effective immediately prior to the grant of an Option to a resident of the State of California or to the exercise of an outstanding Option by a resident of the State of California, Appendix A shall be deemed adopted and incorporated as a part of this Plan.

(g)	The Company may require, as a condition to the exercise of any Option, that the Optionee become bound by the terms of a stockholders agreement, investor rights agreement or similar agreement among the Company and holders of capital stock of the Company. Furthermore, the Company reserves the right to make the provisions of any such agreement apply to any holder of Stock issued upon the exercise of an Option by providing written notice to the registered holder of such stock accompanied by a copy of the applicable agreement or agreements.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Board of Directors of the Company on the 13th day of July, 2005 and approved by the stockholders of the Company on the 13 day of July, 2005.

Aerie Pharmaceuticals, Inc.

By:	/s/ William N. Wofford
William N. Wofford, Secretary

APPENDIX A

AERIE PHARMACEUTICALS, INC. 2005

STOCK OPTION PLAN (the “Plan”)

Provisions Applicable to California Residents

Notwithstanding anything to the contrary otherwise appearing the Plan, the following provisions shall apply to any stock option or other award granted under the Plan to a resident of the State of California and, in the event of any conflict or inconsistency between the following provisions and the provisions otherwise appearing in the Plan, the following provisions shall control, solely with respect to options or other awards granted under the Plan to residents of the State of California:

•

At no time shall the total number of shares of Company stock issuable upon exercise of all outstanding stock options granted pursuant to this Plan and the total number of shares provided for under any bonus or similar plan or agreement of the Company exceed the limitations set forth in Rule 260.140.45 promulgated under the California Code, based on the number of shares of the Company which are outstanding at the time the calculation is made.

•

The exercise price of an option granted to a California resident may not be less than 85% of the “fair value” (as defined by Rule 260.140.50 promulgated under the California Code) of the Company’s common stock at the time the option is granted (or 110% of the “fair value” in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations at the time of such grant).

•	The exercise period of a stock option granted to a California resident shall be no longer than 120 months from the date the option is granted.

•	An option granted to a California resident shall not be transferable, other than by will or the laws of descent and distribution, or as permitted by Rule 701 of the Securities Act of 1933, as amended.

•

An option granted to a California resident shall become exercisable at the rate of at least 20% per year over 5 years from the date the option is granted, subject to reasonable conditions such as continued employment. However, in the case of an option granted to a California resident who is an officer, director, or consultant of the Company or any of its affiliates, the option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

•

Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or stock option agreement or a contract of employment, the right to exercise an option granted to a California resident in the event of termination of such optionee’s employment (to the extent that such optionee is otherwise entitled to exercise on the date of termination of employment) shall terminate as follows:

•	At least 6 months from the date of termination if termination was caused by death or disability; or

•	At least 30 days from the date of termination if termination was caused by an event other than death or disability.

•	The Plan shall terminate with respect to California residents on the earlier of ten years after the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company.

•

The Plan shall be available to California residents only if the stockholders of the Company approve the Plan within 12 months before or after the date the Plan is adopted. Any option exercised by a California resident before such stockholder approval is obtained shall be rescinded if such stockholder approval is not subsequently obtained and such shares shall not be counted in determining whether the required stockholder approval is obtained.

•

Each California resident participating in the Plan will be provided with a copy of the Company’s annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key employees whose duties with the Company assure access to equivalent information.